Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our audit report dated May 17, 2005 on the financial statements of Crown Partners, Inc. (a Nevada corporation) for the year ended December 31, 2004 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 which is included by reference in the Company's Registration Statement on Form S-8 dated August 17, 2005.

March __, 2004

/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP